Exhibit 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. § 1350

In connection with the Form 10-Q/A of Tri-Valley Corporation for the fiscal quarter ended June 30, 2010, I, Maston N. Cunningham, Chief Executive Officer of Tri-Valley Corporation, hereby certify pursuant to 18 U.S.C. § 1350 as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tri-Valley Corporation.

Date:	November 17, 2011
By:	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer Tri-Valley Corporation